I, Gregory D. Boal, certify that:

The undersigned, the Principal Executive and Acting President of the Miles Funds, Inc., with respect to the Form N-CSR for the period ending March 31, 2017 as filed with the Securities and Exchange Commission, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, hereby certifies that, to the best of my knowledge:

(a)

the form N-CSR fully complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

(b)

the information contained in the form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:  June 8, 2017

Gregory D. Boal

Principal Executive and President

I, Amy M. Mitchell, certify that:

The undersigned, the Chief Financial officer and Treasurer of the Miles Funds, Inc., with respect to the Form N-CSR for the period ending March 31, 2017 as filed with the Securities and Exchange Commission, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, hereby certifies that, to the best of my knowledge:

(a)

the form N-CSR fully complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

(b)

the information contained in the form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:  June 8, 2017

Amy M. Mitchell

CFO and Treasurer